Manufacturing Agreement
   ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^
                        International Display Works Inc.
                    Worldwide Terms and Conditions Agreement



Parties:

International DisplayWorks, Inc, 599 Menlo Park Drive, Stanford Ranch/Atherton Center, Rocklin, CA 95765, USA (IDW)

And

^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^


Recitals

Whereas ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ wishes to procure and IDW wishes to supply that certain part number ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^


Definitions

Within the context of this agreement the following words and phrases shall have the meaning as defined below.

  1. ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ (hereafter referred to as ^Removed pursuant to Rule 24b-2 under the
      Securities  Exchange  Act  of 1934^) and IDW Inc (hereafter referred to as
      IDW) shall include the respective subsidiaries of both companies.
  2. Delivery Location is the ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ where ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ shall accept deliveries.
  3. Interim Location shall mean a storage point determined by IDW to receive and hold its bulk shipments prior to their dispatch in whole or in part to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.
  4.  On time Delivery see below clause.
  5. Payment Terms shall mean the number of days from date of delivery to the date value is received in the supplier's nominated bank account.
  6. Quality Compliance means that the product meets or exceeds the specifications for quality in the LCD Module Qualification Procedure ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ and supplemented by the quality standard prepared by IDW exhibited as Appendix I which will be tested by ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ in accordance with the procedures included in Appendix II.
  7. Forecast shall mean a statement published on ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ website providing the quantity required for delivery in each of the sixty four weeks following the date publication.
  8. Variation to Forecast shall mean a change in the forecast quantity for weeks five to sixty four in reference to the previously published forecast.
  9. Price shall mean the purchase price payable to IDW for each unit exclusive of import duties and Value Added Tax but inclusive of shipping costs and insurance to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^, inclusive of domestic duties.
  10. Working Day shall mean the days of Monday through Friday of each week excluding official public holidays in ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.



1. This agreement may not be assigned by either party and shall be binding upon signature provided the samples provided by IDW are found to comply with the currently commissioned tests.

2. Subject to the terms below ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ awards to IDW a business share equal to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ % of the total ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ business awarded by ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.

3.   Batch Quantity
     ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ agrees to order and IDW to supply in batch quantities. IDW shall produce, pack and mark for shipment and inspection product in batches of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ pieces. IDW shall pack at ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^. Each pallet shall be marked with the week number it was due for delivery and a sequential number for each pallet within the shipment. Invoices shall refer to these markings.

4.   Price
     IDW shall supply in accordance with this agreement at a price of US$ ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ per unit subject to any change in domestic duties or taxes.

5. Payment IDW shall invoice ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ on the date of shipment from its facility from any one or more subsidiary companies as it shall from time to time decide. Each invoice shall be payable 90 days from the date of invoice in the currency in which it is invoiced for value in a bank account nominated by IDW.

6.   Credit
     ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ may demand and IDW shall supply a credit note for all product invoiced that is subject to rejection in accordance with this agreement. Such credit notes shall be applied only to the invoice on which the product the subject of the rejection and credit note was originally invoiced.

7.   Guarantee
     ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ will provide a guarantee from ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ in favor of each IDW subsidiary. A sample of the form is attached to this agreement as Appendix III.

8. ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ will use reasonable efforts to comply with all reasonable requests in conjunction with the establishment and operation of credit factoring lines.

9.   Forecasts

  9.1. ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ shall supply to IDW every Monday or closest working day prior to the Monday when Monday is a public holiday in ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^, its forecast delivery requirement for at least the twenty six consecutive weeks commencing on the next following Monday. The first six weeks of this and every subsequent forecast shall constitute firm orders against which IDW shall ship.

  9.2. The quantities forecast shall be in multiples of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ units.

10. IDW shall deliver to the interim location such quantity of completed pallets such that ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ may withdraw one third of the quantity required for delivery in the stipulated week on each of the Monday, Wednesday and Thursday to the delivery location such that the sum total of the delivery on the three days equals the required delivery quantity for the week. Each delivery shall take place on the delivery days Monday, Wednesday and Thursday or one day earlier. In the event that any one of these three days or the working day immediately preceding it is a public holiday in ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^, IDW may at its sole discretion nominate the working day next nearest preceding or following the day of the holiday as the required delivery day. To the extent that one third of the quantity for the week does not constitute a whole number of pallets, ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ may at its discretion decide to draw one more or one less than the calculated one third, provided that all pallets shall have been withdrawn by the Thursday of each week. To the extent that ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ wishes to make more than three withdrawals to total the same weekly quantity, or delays withdrawal beyond the Thursday, IDW may recharge

     ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ the additional costs it incurs by virtue of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ action.

11. Variations to Forecast without penalty to either party may be made by ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ within the following limits:
  11.1. ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ shall not suspend the shipment or cancel any quantity required for shipment in the six weeks immediately following the publication of a forecast.
  11.2. Sixteen weeks prior to the required delivery date, ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ shall present an "initial" forecast of the required delivery date, ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ shall present at weekly intervals, a "revised" forecast. In revising the forecast, ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ may increase or decrease the required delivery quantity by not more than thirty percent of the initial forecast. Once a revision has been made, no further revisions shall be permitted.
          If no revision has been made prior to week eleven, ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ may, in the period eleven weeks to six weeks prior to delivery, increase or decrease the required delivery quantity by not more than twenty percent of the quantity initially forecast.
          No change may be made to the required quantity in the six weeks prior to delivery.
  11.3. Not withstanding the above the total amount forecast for delivery in the last twelve weeks of the contract may not be changed within twelve weeks of the last required due date.
  11.4. IDW may produce ship and invoice and shall receive payment on the prescribed terms for all quantities within the parameters of this clause.

12.  Non Delivery of Forecast
     If ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ fails to deliver one or more forecasts by the due date, IDW shall inform ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ by e-mail and fax of the delivery failure within twenty-four hours of such failure to deliver. In the event that ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ does not, within seventy-two hours of its receipt of such notification issue a forecast, then the quantities provided on the most recently submitted previous forecast shall be deemed to be the current forecast for all weeks previously forecast and for each of the weeks not previously forecast the quantity forecast for the last week of the last forecast actually received shall be the deemed quantity for all new weeks entering the forecast period.

13.  Penalties for early delivery to the delivery location
     IDW shall reimburse ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^, within 60 days of IDW's receipt of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ invoice, for ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ actual costs incurred in storage at a third party, transshipment and handling of any product delivered earlier than the earliest on time delivery date as defined in clause 10.

14.  Penalty for late delivery to the delivery location
  14.1. ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ may charge IDW, as compensation, its actual costs incurred including attributable overhead to a maximum of US$ ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ per day should a late delivery from IDW be the sole cause of line stoppage at ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.
  14.2. In the event that the line stoppage in 14.1 above, results in a delay of more than fourteen days in the delivery of product from ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ to its ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ then IDW shall pay to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ 1% of the selling price from ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ to the customer of the delayed product in addition to the penalty under 14.1.
  14.3. In the event the line stoppage in 14.1 results in a delay of more than twenty eight days in the delivery of product from ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ then in addition to the penalties in 14.1 and 14.2 IDW shall, pay interest at the rate of 0.07% per day on the value, calculated daily, of the finished ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.
  14.4. Penalties payable to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ under this clause 14 shall be payable to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ within sixty days of invoice from ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ and shall not be deducted from amounts receivable from ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ in respect of sales invoices due to IDW.
  14.5. Not withstanding the above to the extent that IDW agrees to deliver a greater quantity than that provided under clauses 11.1 and 11.2, the difference herein defined as the "accelerated quantity" the penalties in clauses 14.1 to 14.4 shall not apply to the extent that the late delivered quantity is less than the accelerated quantity in the previous twelve weeks.

15.  Cancellation.
  15.1. In the event that ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ ceases to supply to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ may cancel all quantities for delivery after week sixteen of its forecast without penalty. For quantities held in buffer stock, such quantities having been approved by ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ at the time the buffer stock was created and in respect of those quantities forecast for delivery in weeks one to sixteen of the forecast ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ shall, for all quantities of product that it cancels, pay to IDW on the days that such quantities would otherwise have been paid by ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ the following percentages of the price for each item cancelled:

             60% of the price for quantities forecast for delivery in weeks seven through ten
             40% of the price for quantities for delivery in weeks ten through twelve
             20% of the price for quantities for delivery in weeks thirteen through sixteen.

  15.2. In the event that cancellation is other than due ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ ceasing to supply to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ or IDW is removed from ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ shall pay, in addition to the payments in clause 15.1, 5% of the price on the balance of quantities forecast.
  15.3. IDW may cancel its obligation to supply quantities not included in the first 18 weeks of the most recently submitted forecast prior to notification to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ of its intention to cancel upon payment within sixty days of the notice of cancellation a sum equal to 6 1/2% of the selling price for all quantity cancelled in accordance with the forecast upon notification of IDW's cancellation, the quantities forecast for delivery in the first sixteen weeks of the forecast shall constitute firm orders for delivery in the weeks forecast.

16.  Quality
  16.1. Components included in the finished product from IDW that are constituted from Finishes such as silver (Ag) and Palladium Silver (Pd-Ag) that do not use a Nickel (Ni) barrier, and moisture sensitive components will not be more than twelve months old on the day of manufacture by IDW.
  16.2. All other components included in the finished product from IDW will not be more than eighteen months old on the day of manufacture by IDW.
  16.3.   All product,  at the time  it is  provided  to  ^Removed  pursuant  to
        Rule 24b-2 under the Securities Exchange Act of 1934^, is new and not used or reconditioned.
  16.4. All product shipped by IDW will include a certificate of compliance with the above sub clauses.
  16.5. ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ may at its discretion reject an incoming batch from IDW at the point of inspection if any items within the batch are found not to comply with any test that may reasonably be applied by ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ in accordance with Appendix II to ensure ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ compliance with its customer's specification. Such rejection would constitute a late delivery in accordance with clause 14 above.
  16.6. If ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ determines, during the course of incorporating IDW's product into an intermediate or final assembly that the batch is defective ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ may:
        16.6.1. charge IDW all reasonable costs involved in re-working the affected ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^, including without limitation:
              16.6.1.1.  2$+LCD module cost if fail found before lock phase
              16.6.1.2.  17$+LCD module cost if fail found after lock phase

        16.6.2. reject all remaining product within the batch which shall be deemed non delivery of the quantity and shall render IDW liable to payments to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ calculated in accordance with clause 14.
        16.6.3. The batch may be deemed defective and rejected if in a population of sufficient size passing through the line it may be concluded by generally accepted statistical methods with 90% certainty that the defect rate in the batch is in excess of the applicable level specified in the quality procedure manual in Appendix II.

17.  Warranty
     IDW shall be liable for the cost (^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ $ and eventual reworking costs from ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^) of the finished product manufactured by ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ should components ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ produced by IDW incorporated in the finished product, fail under normal and reasonable use within eighteen months of their delivery to ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ by IDW provided such components were properly stored and installed in the finished product.

18.  Patent and Copyright Indemnification
  18.1 As of the execution of this agreement, IDW warrants that there are no pending or threatened legal actions or proceedings before any court or administrative agency that may adversely affect IDW's ability to perform its obligations in accordance with this agreement. IDW represents and warrants that it has conducted, and will conduct, all patent, trademark and copyright searches necessary to identify and evaluate any potential infringement claims with respect to the product.
  18.2   ^Removed  pursuant  to  Rule 24b-2 under the Securities Exchange Act of
      1934^ shall promptly notify IDW in writing of any claims made against ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ that product supplied hereunder infringes the intellectual property rights of a third party. IDW shall pay all of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ damages, attorney's fees and costs incurred in connection therewith, but shall not be responsible for any compromise made by ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ without its written consent.
  18.3 Notwithstanding any termination or cancellation of this agreement, IDW agrees to indemnify, defend and hold ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ and its employees, officers, directors, subsidiaries, affiliates, successors and assigns harmless from and against all claims, damages, losses, costs and expenses, including attorneys' fees, arising from any third party claims asserted against ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ and its employees, officers, directors, subsidiaries, affiliates, successors and assigns, that are based in part or in whole on any of the following:  (a)  the products,  product specifications or any information, technology  and  processes  supplied  by  IDW;  and  (b)  that any item in subsection (a) infringes or violates any patent, copyright or other intellectual property right of a third party, and (c) design or product liability alleging that any item in subsection (a) has caused or will in the future cause damages of any kind. IDW shall not enter into any settlement that affects ^Removed pursuant to Rule 24b-2 under the
      Securities Exchange Act of 1934^ rights or interests without ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ prior written approval, which shall not be unreasonably withheld. ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ will provide such assistance and cooperation as is reasonably requested by IDW or its counsel in connection with such indemnified claims. Subject to the foregoing, in providing such defense, or in the event that such product is held to constitute infringement, or the use of the product is enjoined, IDW shall also, in its sole discretion and its own expense, promptly:
        18.3.1. procure for ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ the right to continue using said product,
        18.3.2. replace it with a non-infringing product which meets all applicable specifications, or
        18.3.3. remove the infringing product and refund an equitable portion of the selling price and transportation costs thereof.
  18.4 In consideration of the additional expenses to be incurred by ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^, IDW agrees to use every reasonable effort to utilize the option in clause
       18.3.1 prior to exercising clause 18.3.2, and the option in clause 18.3.2 prior to exercising clause 18.3.3.

19.  Safety Standards
     IDW agrees to defend, indemnify and hold harmless ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^, its subsidiaries and their respective officers, directors, employees and agents from any and all losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorney's fees and costs) incurred by ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ as a result of any claim that IDW supplied product does not comply with any applicable safety, emissions, or any other statutory or regulatory requirements or standard or lack any certification of such compliance required by applicable law or regulation or are defective in any other respect, provided that ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ promptly notifies IDW of any such claim in writing, tenders to IDW the right to defend or settle such claim at IDW's expense, and cooperates reasonably with IDW in defending or settling any such claim. ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ may be represented by and actively participate through its own counsel in the defense of any such claim if it so desires and the costs of such independent counsel shall be paid by ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^. IDW shall not enter into any
     settlement  that  affects  ^Removed   pursuant  to  Rule  24b-2  under  the
     Securities Exchange Act of 1934^ rights or interests without ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ prior written approval, which shall not be unreasonably withheld. ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^ and IDW each agree to notify the other promptly upon discovering if product fails to comply with any applicable consumer product or safety rule or contains a defect that could create a substantial safety or electrical hazard, and to supply the other party with information concerning the nature and extent of the defect involved and the nature and severity of injuries or potential injuries related to product.

20.  War Risks
     Notwithstanding all of the above in the event hostilities, whether or not declared an act of war or terrorism, break out in either Iraq or the Korean peninsula such that there is disruption to commercial freight traffic and or supplies of components IDW shall be relieved of its specific obligations for on time delivery and shall apply "best efforts" at no additional cost to itself to fulfill delivery, cancel or suspend as agreed between the parties.

21.  Non Disclosure
     It is hereby agreed that neither shall disclose, save as required by law, the details of this agreement other than as required to perform under the agreement including but not limited to financiers, shippers, suppliers and testing laboratories.

22. Waiver of a breach of any of the terms of this agreement does not constitute a waiver of a continuing breach or waiver of any other term in this agreement.

23. This agreement shall be subject to US law and in the event of dispute the parties agree to binding arbitration in the state of ^Removed pursuant to Rule 24b-2 under the Securities Exchange Act of 1934^.

24.  This agreement may be executed in counterparts.


International DisplayWorks, Inc:                 ^Removed  pursuant to Rule 24b-
                                                 2 under the Securities Exchange
                                                 Act of 1934^


By:                                    By:
         -------------------------         -----------------------------

Printed:  Stephen Kircher              Printed:  ^Removed  pursuant to Rule 24b-
         -------------------------               2 under the Securities Exchange
                                                 Act of 1934^


Title:    CEO                          Title:    Purchasing Manager
         -------------------------           ---------------------------